                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by sec. 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to sec. 14a-11(c) or sec. 14a-12

                          ORBITAL SCIENCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

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     (4) Date filed:

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

                                                                  [ORBITAL LOGO]

April 16, 2001

Dear Stockholder:

     It is my pleasure to invite you to the Annual Meeting of Stockholders of Orbital Sciences Corporation to be held on Friday, May 18, 2001 at 9:00 a.m. at our headquarters located at 21700 Atlantic Boulevard, Dulles, Virginia 20166.

     Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are urged to sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. Even if you return a proxy, you may still attend the meeting and vote in person.

     I hope that you will be able to attend the meeting. Orbital's officers and directors look forward to seeing you at that time.

Sincerely,

/s/ DAVID W. THOMPSON
DAVID W. THOMPSON
Chairman of the Board and
Chief Executive Officer

                          ORBITAL SCIENCES CORPORATION
                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2001
                            ------------------------

     The Annual Meeting of Stockholders of Orbital Sciences Corporation (the "Company"), a Delaware corporation, will be held at our headquarters located at 21700 Atlantic Boulevard, Dulles, Virginia 20166, on Friday, May 18, 2001 at 9:00 a.m. for the following purposes:

        1. To elect five directors for three-year terms ending in 2004.

        2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has set March 20, 2001 as the record date for the meeting. This means that owners of the Company's common stock at the close of business on that date are entitled to receive notice and to vote at the meeting and any adjournments or postponements thereof.

YOU ARE URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

/s/ LESLIE C. SEEMAN
LESLIE C. SEEMAN
Executive Vice President, General Counsel
and Secretary

April 16, 2001

                          ORBITAL SCIENCES CORPORATION
                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Orbital Sciences Corporation (the "Company" or "Orbital") for use at the Annual Meeting of Stockholders to be held at our headquarters located at 21700 Atlantic Boulevard, Dulles, Virginia 20166, on Friday, May 18, 2001 at 9:00 a.m. and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 20, 2001 (the "Record Date") for determining stockholders who are entitled to vote at the Annual Meeting of Stockholders. On the Record Date, there were 37,732,134 shares of common stock, par value $0.01 per share (the "Common Stock"), outstanding, the holders of which are entitled to one vote per share on each matter to come before the meeting. Proxies properly executed and returned will be voted at the meeting in accordance with any directions noted. Any proxy on which no directions are indicated will be voted FOR the election of the nominees for director set forth below. Proxies will be voted in the discretion of the holder of the proxy with respect to any other business that may properly come before the meeting and as to which a stockholder has not provided timely notice, and all matters incidental to the conduct of the meeting. Even if you have signed and delivered a proxy, you may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. If you attend the meeting in person, you may revoke your proxy and vote your shares in person.

     This Proxy Statement, the accompanying form of proxy, and our Annual Report on Form 10-K will be first mailed to stockholders on or about April 18, 2001.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Five directors are to be elected at the 2001 Annual Meeting for three-year terms that expire in 2004. Nine other directors have been elected to terms that end in either 2002 or 2003, as indicated below. The term of office of each nominated director will be for three years expiring at the 2004 Annual Meeting of Stockholders and until a successor is elected and qualified or until such director's death, removal or resignation. If any nominees for directors should become unavailable, the Human Resources and Nominating Committee of the Board of Directors would designate substitute nominees and proxies would be voted for such substitutes. Management does not anticipate that any of the nominees will become unavailable.

     In order to be elected, a nominee must receive the vote of a plurality of the outstanding shares of Common Stock represented at the meeting and entitled to vote. The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors. Shares that are withheld will have no effect on the outcome of the election.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the election of each of the nominees listed below.

     Set forth below is certain information, as of March 1, 2001, concerning each of the nominees and each person whose term of office as a director will continue after the Annual Meeting.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001

FRED C. ALCORN, 70
Member of Human Resources and Nominating Committee

Fred C. Alcorn has been a director of the Company since 1983. Since 1975, Mr. Alcorn has been President of Alcorn Oil & Gas Company and Alcorn Development Company.

LENNARD A. FISK, 57
Member of Strategy and Technology Committee

Lennard A. Fisk has been a director of the Company since 1993. Since 1993, Dr. Fisk has been Professor and Chairman of the Department of Atmospheric, Oceanic, and Space Sciences at the University of Michigan. From 1987 until 1993, he was Associate Administrator for Space Science and Applications at the National Aeronautics and Space Administration ("NASA"). From 1977 until 1987, he held various positions at the University of New Hampshire, including Vice President for Research and Financial Affairs.

JACK L. KERREBROCK, 73
Member of Strategy and Technology Committee

Jack L. Kerrebrock has been a director of the Company since 1993. From 1984 until 1993, he was a director of Orbital's then wholly owned subsidiary, Orbital Research Corporation. Since 1965, Dr. Kerrebrock has been a Professor of Aeronautics and Astronautics at the Massachusetts Institute of Technology. He also served as Associate Administrator for Aeronautics and Space Technology at NASA from 1981 to 1983.

GARRETT E. PIERCE, 56

Garrett E. Pierce has been a director of the Company since August 2000, when he also joined Orbital as Executive Vice President and Chief Financial Officer. From 1996 until August 2000, he was Executive Vice President and Chief Financial Officer of Sensormatic Electronics Corp., where he was also named Chief

Administrative Officer in July 1998. From 1993 until 1996, Mr. Pierce was the Executive Vice President and Chief Financial Officer of California Microwave, Inc., a leading supplier of microwave, radio frequency, and satellite systems and products for communications and wireless networks. From 1980 to 1993, Mr. Pierce was employed by Materials Research Corporation, a leading provider of thin film equipment and high purity materials to the semiconductor, telecommunications and media storage industries, where he progressed from Chief Financial Officer to President and Chief Executive Officer. Materials Research Corporation was acquired by Sony Corporation as a wholly owned subsidiary in 1989. From 1972 to 1980, Mr. Pierce held various management positions with Allied Signal.

DAVID W. THOMPSON, 46
Chairman of the Board

David W. Thompson is a co-founder of Orbital and has been Chairman of the Board and Chief Executive Officer of the Company since 1982. From 1982 until October 1999, he also served as the Company's President. Prior to founding Orbital, Mr. Thompson was employed by Hughes Electronics Corporation as special assistant to the President of its Missile Systems Group and by NASA at the Marshall Space Flight Center as a project manager and engineer, and also worked on the Space Shuttle's autopilot design at the Charles Stark Draper Laboratory. Mr. Thompson is a Fellow of the American Institute of Aeronautics and Astronautics, the American Astronautical Society and the Royal Aeronautical Society.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

KELLY H. BURKE, 71
Chairman of Human Resources and Nominating Committee

Kelly H. Burke has been a director of the Company since 1984. Lt. General Burke served in the U.S. Air Force for 30 years, holding a variety of command and staff positions, culminating in that of Deputy Chief of Staff for Research, Development and Acquisition at the Pentagon. Since retiring from the U.S. Air Force in 1982, Lt. General Burke has been Chairman of Stafford, Burke and Hecker, Inc., an aerospace consulting firm. Additionally, Lt. General Burke has served as an advisor to the White House Science Office, the National Academy of Sciences, the Defense Science Board and the U.S. Air Force Scientific Advisory Board.

BRUCE W. FERGUSON, 46
Member of Human Resources and Nominating Committee

Bruce W. Ferguson is a co-founder of Orbital and has been a director of the Company since 1982. Mr. Ferguson is Chairman, President and Chief Executive Officer of Edenspace Systems Corporation, an environmental services company he co-founded in 1998. Mr. Ferguson was Senior Vice President, Special Projects of Orbital from 1997 to 1999, Executive Vice President and General Manager/Communications and Information Services Group from 1993 until 1997, and Executive Vice President and Chief Operating Officer of Orbital from 1989 to 1993. From 1985 to 1989, he was Senior Vice President/Finance and Administration and General Counsel of Orbital.

DANIEL J. FINK, 74
Chairman of Audit and Finance Committee and Member of Strategy and Technology Committee

Daniel J. Fink has been a director of the Company since 1983. Since 1982, Mr. Fink has been President of D.J. Fink Associates, Inc., a management consulting firm. From 1967 until 1982, Mr. Fink held a variety of positions at General Electric Company, including the position of Senior Vice President from 1979 to 1982. Mr. Fink is a director of Titan Corporation, a former member of the Defense Science Board and a former Chairman of the NASA Advisory Council.

JANICE I. OBUCHOWSKI, 49
Member of Strategy and Technology Committee

Janice I. Obuchowski has been a director of the Company since 1996. Since 1992, Ms. Obuchowski has been President of Freedom Technologies, Incorporated, a telecommunications research and consulting firm. From 1995 until June 1998, Ms. Obuchowski was an Executive Vice President of NextWave Telecom, Inc. From 1989 to 1992, she served as the Assistant Secretary for Communications and Information at the U.S. Department of Commerce and Administrator of the National Telecommunications and Information Agency. From 1980 to 1987, Ms. Obuchowski served in a variety of positions at the U.S. Federal Communications Commission, including Chief of the Common Carrier Bureau's International Policy Division and Senior Advisor to the Chairman. Ms. Obuchowski is a director of CSG Systems, Inc.

FRANK L. SALIZZONI, 62
Member of Audit and Finance Committee

Frank L. Salizzoni has been a director of the Company since 1996. Mr. Salizzoni was President and Chief Executive Officer of H&R Block, Inc. from 1996 until 2000, and currently serves as Chairman of the Board. From 1994 until 1996, Mr. Salizzoni was President and Chief Operating Officer of USAir, Inc. and USAir Group, Inc. He joined USAir as Executive Vice President-Finance and Chief Financial Officer in 1990. From 1987 to 1989, Mr. Salizzoni was Chairman and Chief Executive Officer of TW Services, one of the largest food services companies in the United States. From 1967 to 1987, Mr. Salizzoni held several senior financial management positions with Trans World Airlines and its parent company, Transworld Corporation. Mr. Salizzoni is a director of H&R Block, Inc.

               DIRECTORS TO BE ELECTED AT THE 2003 ANNUAL MEETING

DOUGLAS S. LUKE, 59
Member of Audit and Finance Committee and Human Resources and Nominating
Committee

Douglas S. Luke has been a director of the Company since 1983. Since 1999, Mr. Luke has been President and Chief Executive Officer of HL Capital, Inc., a private investment firm. From 1991 until 1998, Mr. Luke was President and Chief Executive Officer of WLD Enterprises, Inc., a private investment firm. From 1979 until 1990, he held various positions with Rothschild, Inc., including the position of Managing Director from 1987 until 1990. Mr. Luke is currently a director of Regency Realty Corporation and Westvaco Corporation.

HARRISON H. SCHMITT, 65
Chairman of Strategy and Technology Committee and Member of Audit and Finance Committee

Harrison H. Schmitt has been a director of the Company since 1983. From 1982 until the present, Dr. Schmitt has served in various capacities as a business and technical consultant. From 1976 to 1982, Dr. Schmitt was a United States Senator from New Mexico, during which time he chaired the Senate Science, Technology and Space Subcommittee, which oversees all non-military space-related research and development programs of the U.S. Government. From 1974 to 1975, he was Assistant Administrator for Energy Programs for NASA. From 1965 to 1973, he was a NASA astronaut. As Lunar Module Pilot on Apollo 17 in 1972, he explored the Moon's surface.

JAMES R. THOMPSON, 64

James R. Thompson, who is not related to David W. Thompson, has been President and Chief Operating Officer of the Company since October 1999 and a director of the Company since 1992. He also is currently serving as acting General Manager/Space Systems Group. From 1993 until October 1999, Mr. Thompson served as Executive Vice President and General Manager/Launch Systems Group. Mr. Thompson was Executive Vice President and Chief Technical Officer of Orbital from 1991 to 1993. He was Deputy Administrator of NASA from 1989 to 1991. From 1986 until 1989, Mr. Thompson was Director of NASA's

Marshall Space Flight Center. Mr. Thompson was Deputy Director for Technical Operations at Princeton University's Plasma Physics Laboratory from 1983 through 1986. Before that, he had a 20-year career with NASA at the Marshall Space Flight Center. He is a director of Nichols Research Corp. and SPACEHAB Incorporated.

SCOTT L. WEBSTER, 48

Scott L. Webster is a co-founder of Orbital and has been a director of the Company since 1982. In early 1998, Mr. Webster became Chairman of the Board and Chief Executive Officer of ORBCOMM Global, L.P. ("ORBCOMM"). From 1993 to 1997, Mr. Webster served in various consulting capacities with the Company. He served as President of Orbital's Space Data Division from 1990 until 1993, and Executive Vice President of that Division from 1989 to 1990. Mr. Webster served as Orbital's Senior Vice President/ Marketing and Vice President of Marketing from Orbital's inception in 1982 until 1989. Previously, he held technical and management positions at Advanced Technology Laboratories and Litton Industries, Inc.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Meetings and Committees

     During 2000, the Board of Directors held seven meetings. The Board has three standing committees: the Audit and Finance Committee; the Human Resources and Nominating Committee; and the Strategy and Technology Committee. The biographical information in the immediately preceding section identifies the committee memberships held by each director.

     The Audit and Finance Committee, which held 13 meetings in 2000, reviews the Company's financial reports and other information relating to corporate financial performance and planning, including major issues regarding accounting and auditing practices; oversees the Company's internal accounting controls that could significantly affect the Company's financial statements; evaluates Company financings and financial aspects of potential acquisitions, divestitures and strategic investments; recommends the engagement of the Company's independent auditors and reviews such auditors' compensation and performance; consults with the independent auditors with regard to the plan of audit; and consults with the independent auditors with regard to the Company's financial results, significant accounting policies and issues, and the adequacy of internal accounting controls of the Company.

     The Human Resources and Nominating Committee, which held five meetings in 2000, administers the Company's stock option and stock purchase plans; approves compensation and, where applicable, severance arrangements for directors, executive officers and other members of management; evaluates compensation plans and policies and makes recommendations to the Board with respect thereto; oversees the Company's defined contribution and deferred compensation plans; considers issues of corporate governance, management development, evaluation and succession; reviews corporate human resources matters, including issues relating to work force recruiting and retention; and nominates candidates for positions on the Board. In addition, the Committee will consider nominees recommended by stockholders for election as directors if such recommendations are in writing, are filed with the Secretary of the Company by the time specified in the Company's By-Laws and include the information specified in the Company's By-Laws.

     The Strategy and Technology Committee, which held four meetings in 2000, gives initial Board-level consideration to advanced technology and business strategy issues, including competitive assessments; reviews and assesses major programs and research and development activities; evaluates potential acquisitions, divestitures and joint ventures; and evaluates technical and market risks associated with new product development.

Director Compensation

     During 2000, three directors were salaried employees of the Company and one director was a salaried employee of ORBCOMM. Such directors receive no additional compensation for serving on the Board. Board members who are not salaried employees receive separate compensation for Board service. That compensation includes:

        (1) an annual retainer in the form of cash or restricted stock or a combination of the two,

        (2) attendance fees,

        (3) stock options, and

        (4) in some instances, restricted stock awards.

All directors also are reimbursed for out-of-pocket expenses in connection with Board and committee service.

     Retainer and Fees. Nonemployee directors receive an annual retainer of $7,500, along with $1,000 for each Board or committee meeting attended. As described below, nonemployee directors may elect to receive their annual retainer in restricted common stock.

     Options and Restricted Stock. Under the 1997 Stock Option and Incentive Plan (the "1997 Option Plan"), nonemployee directors receive an annual grant on the first business day in January of options to purchase 3,000 shares of common stock at an exercise price equal to the fair market value on that date. On January 3, 2000, the option exercise price was $18.50 per share. The option grant vests in its entirety one year from the grant date.

     The Board has adopted two nonemployee director compensation programs that are intended to incentivize nonemployee directors to increase their equity ownership in the Company and to directly align their financial interests with those of Orbital's stockholders. The first is a compensation program that allows nonemployee directors to elect to receive shares of restricted common stock under the 1997 Option Plan in lieu of all or a portion of their annual cash retainer. Nonemployee directors making this election receive an additional matching award of an equal number of shares of restricted common stock. The grant, including the matching award of restricted common stock, vests in its entirety two years from the date of grant. During 2000, the Company issued a total of 9,295 shares of restricted common stock to all eleven eligible directors in lieu of their annual cash retainer.

     The second compensation program allows the Company to match a nonemployee director's purchase of up to $10,000 worth of common stock in the open market in a calendar year with a grant of restricted common stock under the 1997 Option Plan. The number of shares of restricted common stock granted is equal to the dollar value of the nonemployee director's stock purchase in any given calendar quarter divided by the average closing sales price of the common stock during that calendar quarter. The grant vests in its entirety two years from the date of grant. In 2000, Orbital issued a total of 2,390 shares of restricted common stock to three nonemployee directors who participated in the program.

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of all compensation earned, awarded or paid in the fiscal years ended December 31, 2000, 1999 and 1998, as applicable, to the Chief Executive Officer, the four most highly compensated executive officers who were serving as executive officers at December 31, 2000, and to two individuals who would have been two of the most highly compensated officers but for the fact that they were not serving as executive officers at December 31, 2000 (collectively, the "Named Officers").

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                ANNUAL COMPENSATION      SECURITIES
                                                -------------------      UNDERLYING     ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR      SALARY     BONUS        OPTIONS(#)    COMPENSATION
     ---------------------------       ----     --------   --------     ------------   ------------
David W. Thompson (a)................  2000     $430,000   $     --        75,000        $40,336
Chairman of the Board and                                                  48,000(b)
  Chief Executive Officer                                                  10,000(c)
                                       1999      415,000    166,000       250,000         17,942
                                                                           60,000(c)
                                       1998      390,000    207,800        90,000         16,036
                                                                           50,000(c)
                                                                          250,000(d)
James R. Thompson (e)................  2000      383,000         --        60,000         37,325
President and Chief Operating Officer                                      48,000(d)
                                       1999      312,000    110,625        50,000         17,942
                                       1998      270,000    137,800        40,000         14,311
Robert D. Strain (f).................  2000      255,000    654,500        25,000          8,446
Executive Vice President and                                                2,500(b)
  General Manager/Electronics and      1999      240,000     73,100        40,000         11,192
  Sensor Systems Group                 1998      225,000     53,400        30,000          8,000
Leslie C. Seeman (g).................  2000      250,000     50,000        25,000          6,800
Executive Vice President, Secretary                                        25,000(b)
  and General Counsel                  1999      230,000     69,900        40,000         12,070
                                       1998      215,000     75,200        30,000         11,439
                                                                          140,000(d)
Michael D. Griffin (h)...............  2000      280,000         --            --          5,600
Executive Vice President and Chief
  Technical Officer                    1999      280,000     70,000        30,000          9,329
                                       1998      265,000     86,100        30,000         13,741
                                                                          100,000(d)
Robert R. Lovell (i).................  2000(f)   340,000         --        25,000         56,316
Former Executive Vice President and                                         2,500(c)
  General Manager/Space Systems Group  1999      325,000    313,250(f)     30,000         28,399
                                       1998      310,000    413,300(f)     40,000         37,594
                                                                           75,000(c)
Jeffrey V. Pirone (j)................  2000(h)   172,000    115,000        40,000        869,365
Former Executive Vice President and                                        40,000(b)
  Chief Financial Officer              1999      280,000     84,000       150,000         12,893
                                                                           15,000(c)
                                       1998      250,000     91,200        75,000         13,514
                                                                          140,000(d)

---------------
(a) All other compensation for Mr. D.W. Thompson includes Company contributions under Orbital's 401(k) plan of $6,400, $8,000 and $8,000 for 2000, 1999 and
     1998, respectively, and under Orbital's
     deferred compensation plan of $4,031, $9,942 and $8,036 for 2000, 1999 and 1998, respectively. It also includes partial forgiveness in 2000 of an outstanding loan and accrued interest in the amount of $29,905.

(b) Shares of common stock of Orbital's Canadian subsidiary, MacDonald, Dettwiler and Associates Ltd. ("MDA"), underlying options granted under the 1999 MDA Stock Option and Incentive Plan. MDA options were granted with an exercise price of C$10.65 per share and vest in equal increments annually over a three-year period.

(c) Shares of common stock of Orbital Imaging Corporation ("ORBIMAGE") underlying options granted under the ORBIMAGE 1996 Stock Option Plan. ORBIMAGE options were granted with an exercise price of $7.25 per share in 2000, $6.25 per share in 1999 and $4.17 per share in 1998 and vest in equal increments annually over a three-year period.

(d) Shares of common stock of Orbital's majority owned subsidiary, Magellan Corporation ("Magellan"), underlying options granted under the 1998 Magellan Stock Option and Incentive Plan. Magellan options were granted with an exercise price of $0.40 per share and generally vest in equal increments annually over a three-year period.

(e) All other compensation for Mr. J.R. Thompson includes Company contributions under Orbital's 401(k) plan of $6,400, $8,000 and $8,000 for 2000, 1999 and
     1998, respectively, and under Orbital's deferred compensation plan of $1,020, $9,942 and $6,311 for 2000, 1999 and 1998, respectively. It also includes partial forgiveness in 2000 of an outstanding loan and accrued interest in the amount of $29,905.

(f) All other compensation for Mr. Strain includes Company contributions under Orbital's 401(k) plan of $6,400, $8,000 and $8,000 for 2000, 1999 and 1998, respectively, and under Orbital's deferred compensation plan of $2,046, $3,192 and $0 for 2000, 1999 and 1998, respectively.

(g) All other compensation for Ms. Seeman includes Company contributions under Orbital's 401(k) plan of $6,400, $7,378 and $8,000 for 2000, 1999 and 1998, respectively, and under Orbital's deferred compensation plan of $400, $4,692 and $3,439 for 2000, 1999 and 1998, respectively.

(h) All other compensation for Dr. Griffin includes Company contributions under Orbital's 401(k) plan of $5,600, $7,188 and $8,000 for 2000, 1999 and 1998, respectively, and under Orbital's deferred compensation plan of $0, $2,141 and $5,741 for 2000, 1999 and 1998, respectively.

(i) Mr. Lovell resigned from his position in November 2000. All other compensation for Mr. Lovell includes Company contributions under Orbital's 401(k) plan of $3,116, $4,321 and $6,960 for 2000, 1999 and 1998, respectively, and under Orbital's deferred compensation plan of $0, $78 and $6,634 for 2000, 1999 and 1998, respectively. It also includes $2,000 per month housing allowance for each of the years reported, and partial forgiveness in 2000 of an outstanding loan and accrued interest in the amount of $29,200.

(j) Mr. Pirone resigned from his position in July 2000. All other compensation for Mr. Pirone includes Company contributions under Orbital's 401(k) plan of $6,400, $8,000 and $8,000 for 2000, 1999 and 1998, respectively, and under Orbital's deferred compensation plan of $565, $4,893 and $5,514 for 2000, 1999 and 1998, respectively. It also includes forgiveness in 2000 of an outstanding loan and accrued interest in the amount of $56,400, and other payments described in "Executive Employment Agreements" below.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below shows information on grants of stock options during the fiscal year ended December 31, 2000 to the Named Officers under Orbital's 1997 Option Plan, which options are reflected in the Summary

Compensation Table. Except as otherwise described, one-third of the options granted in 2000 vested immediately, with the remaining two-thirds vesting in equal increments annually over a two-year period.

                                                                                   POTENTIAL REALIZED
                                                                                    VALUE AT ASSUMED
                                                                                     RATES OF STOCK
                                                                                   PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                       FOR OPTION TERM
                             --------------------------------------------------   ---------------------
                             NUMBER OF
                             SECURITIES    % OF TOTAL
                             UNDERLYING    GRANTED TO    EXERCISE
                              OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION
           NAME              GRANTED(#)   FISCAL YEAR    ($/SHARE)      DATE         5%         10%
           ----              ----------   ------------   ---------   ----------   --------   ----------
David W. Thompson..........    75,000         4.3%        $12.25     4/26/2010    $577,797   $1,464,251
James R. Thompson..........    60,000         3.5%         12.25     4/26/2010     462,238    1,171,401
Robert D. Strain...........    25,000         1.4%         12.25     4/26/2010     192,599      488,084
Leslie C. Seeman...........    25,000         1.4%         12.25     4/26/2010     192,599      488,084
Michael D. Griffin.........        --          --             --            --          --           --
Robert R. Lovell...........    25,000         1.4%         12.25     7/20/2001      18,987       38,186
Jeffrey V. Pirone (a)......    40,000         2.3%         12.25     7/21/2002          --      141,465

---------------
(a) In connection with his resignation, Mr. Pirone's options became immediately vested in their entirety as of July 21, 2000 and expire July 21, 2002.

AGGREGATED OPTION EXERCISES DURING 2000 AND DECEMBER 31, 2000 OPTION VALUES

     None of the Named Officers exercised any stock options during the year ended December 31, 2000, nor were any of their options in-the-money at December 31, 2000. The table below shows information with respect to the number of unexercised stock options granted under the 1997 Option Plan and its predecessor, the Company's 1990 Stock Option Plan.

                                                                 NUMBER OF UNEXERCISED
                                                                     OPTION SHARES
                                                                 AT DECEMBER 31, 2000
                                                              ---------------------------
                            NAME                              EXERCISABLE   UNEXERCISABLE
                            ----                              -----------   -------------
David W. Thompson...........................................    307,500        267,500
James R. Thompson...........................................    182,754         86,666
Robert D. Strain............................................     95,001         53,332
Leslie C. Seeman............................................    115,668         53,332
Michael D. Griffin..........................................     58,336         30,000
Robert R. Lovell............................................     97,334         36,666
Jeffrey V. Pirone...........................................    189,000             --

                HUMAN RESOURCES AND NOMINATING COMMITTEE REPORT

     Overview and Philosophy. The Human Resources and Nominating Committee (the "Committee") is composed entirely of independent directors and is responsible for evaluating and determining the compensation of the Company's senior executives. The Committee strives to ensure that compensation serves to motivate and retain senior executives while also being in the best interests of the Company and its stockholders. The Committee's philosophy relating to executive compensation is to attract and retain highly qualified people at industry competitive salaries, and to link the financial interests of Orbital's senior management to those of the Company's stockholders. The Committee endeavors to attain these goals by tying compensation to the achievement of certain operational and financial objectives adopted semi-annually by the

Committee. To implement these objectives, the Company's compensation structure has five general components:

     (1) base salary,

     (2) annual cash bonuses and, under certain circumstances, special cash bonuses,

     (3) stock options,

     (4) stock ownership incentives, and

     (5) under certain circumstances, stock appreciation rights.

     Base Salary. In the early part of each fiscal year, the Committee reviews with Mr. D.W. Thompson, Orbital's Chief Executive Officer, and approves, with any modifications it deems appropriate, salary levels for the Company's executive officers, including the Named Officers, and certain other members of senior management. Generally, the salaries are determined subjectively, intending to reflect the value of the job in the marketplace and the past and expected future performance and contributions of the individual senior executive, as well as the Company's overall growth and profitability. In 2000, base salaries generally increased between 4% and 6% for senior management. Because of the Company's liquidity situation, base salaries were not raised in 2001 for members of senior management including the Named Officers. Furthermore, in 2001, Messrs. D.W. Thompson and J.R. Thompson have volunteered to receive 50% and 20%, respectively, of their base salary in shares of restricted common stock.

     Annual Cash Incentive and Special Bonuses. Under the Company's incentive bonus plan for 2000, the Chief Executive Officer was eligible to receive a bonus of up to 80% of base salary, and the Company's President and Chief Operating Officer was eligible to receive a bonus of up to 60% of base salary, based on individual achievements and overall Company financial and operational performance. For 2000, the Company's new Executive Vice President and Chief Financial Officer was guaranteed a bonus in an amount equal to 50% of base compensation on a pro-rated basis from August 2000, his starting date. The Company's other executive officers, including the other Named Officers, were eligible to receive annual bonuses of up to 50% of base salary, based primarily on individual achievements and operating groups' financial and operational performance or applicable business unit goals. In January 2000 and July 2000, the Committee reviewed and adopted operational and financial goals recommended by management for purposes of 2000 bonus opportunities. Financial goals included achievement of target levels with respect to revenues, backlog, earnings and cash flow. Operational goals included space mission reliability and timeliness, new orders and contracts, new product initiatives, adherence to schedules and budgets, and the completion of certain corporate transactions. In January 2001, the Committee determined, in consultation with the Chief Executive Officer, that given the Company's financial performance in 2000 and current liquidity constraints, no annual cash incentive bonuses (except for the guaranteed bonus paid to the Executive Vice President and Chief Financial Officer) would be paid to members of senior management, including the Chief Executive Officer and Named Officers.

     In addition to its annual incentive bonus plan, the Company also has a policy of awarding special cash bonuses to an individual or a group in recognition of exceptional achievement or effort. Mr. Strain received a special cash bonus in 2000 based on his successful execution of the Company's sale of its Fairchild Defense division. Ms. Seeman received a special cash bonus in recognition of her leadership in representing the Company in certain litigation matters. Mr. Pirone's special cash bonus related to the completion of certain MDA financing activities.

     Stock Options. The Committee believes that the award of stock options provides meaningful long-term incentives that are directly related to the enhancement of stockholder value. Stock option awards are intended to incentivize employees to work towards achieving operational and financial goals that management believes will ultimately be reflected in stock value. Under the 1997 Option Plan, stock options generally are granted at an exercise price equal to the closing price of the Company's common stock on the date of the grant. Therefore, the value of the grant to the recipient is directly related to an increase in the price of the common stock. Historically, option grants have vested in equal increments annually over a three-year period. In 2000, however, in a desire to structure the options to better serve as a retention incentive, one-third of the annual grant was immediately vested, with the remainder vesting in one-third increments over two years. The Committee generally approves an annual grant to senior executives, including the Named Officers. In addition, stock option grants occasionally may be awarded throughout the year to individuals, including the Named Officers. The number of stock options granted to each individual is determined subjectively based on a number of factors, including the individual's degree of responsibility, general level of performance, ability to affect future Company performance, salary level, option holdings and recent noteworthy achievements.

     In addition to the options granted under the 1997 Option Plan, in 2000 certain senior managers, including certain of the Named Officers, were granted MDA common stock options under the MDA 1999 Stock Option Plan. The MDA 1999 Stock Option Plan is administered by MDA's Board of Directors. Mr. D.W. Thompson was also granted options in 2000 under the ORBIMAGE 1996 Stock Option Plan administered by ORBIMAGE's Board of Directors.

     Stock Ownership Incentives. Intending to incentivize senior management to increase their equity ownership in the Company and thus to further motivate performance, the Committee has instituted an executive officer loan program that authorizes the Company to make a loan of up to $50,000 to each executive officer solely for the purpose of purchasing common stock in the open market. Each loan is for a term of four years with interest deferred. The Company has agreed to forgive one-half of the principal amount and any accrued interest on the third anniversary of the loan and the other one-half of the principal amount and any accrued interest on the fourth anniversary of the loan if the executive officer continues to hold all the shares of stock acquired with the loan proceeds on the third anniversary of the loan and at least one-half of all such shares on the fourth anniversary of the loan. Since 1997, nine executive officers, including six Named Officers, have participated in this program. During 2000, the Committee also authorized a loan under this program to Scott L. Webster, who is Chairman and Chief Executive Officer of ORBCOMM and also a director of the Company, but does not otherwise participate in the nonemployee director compensation programs.

Stock Appreciation Rights

     During 1999, the Committee awarded Performance Share Agreements to the Company's Chief Executive Officer (discussed below), and to Mr. J.R. Thompson, the Company's President and Chief Operating Officer. A similar agreement was awarded to Mr. Pierce when he joined the Company as Executive Vice President and Chief Financial Officer in August 2000. These agreements are intended to provide certain executive officers with further incentive to enhance the financial and operational strength of the Company by directly linking a significant component of their compensation to the amount of appreciation in the Company's common stock. Under these agreements, 50,000 performance shares each were granted to Mr. J.R. Thompson in 1999 and to Mr. Pierce in 2000. Bonuses are generally calculated based on the year-to-year increase of the average closing sales price of the Company's common stock for a specified month and are paid into the officer's account under Orbital's deferred compensation plan, with 50% of the amount vesting immediately and the remainder vesting one year later. For 2000, Mr. J.R. Thompson's bonus was based on the amount, if any, by which the average closing sales price of the Company's common stock for the month of March 2000 exceeded $30. Based on the stock price at the measuring date in 2000, Mr. J.R. Thompson was not entitled to receive any bonus in 2000 under his Performance Share Agreement.

     Chief Executive Compensation. Based on the Committee's review of the Chief Executive Officer's performance, the overall performance of the Company and compensation levels for comparable positions in the industry, the Committee authorized a merit increase of $15,000 in Mr. David W. Thompson's annual base salary from $415,000 in 1999 to $430,000 effective January 1, 2000. The Committee maintained the Chief Executive Officer's target bonus percentage at 80% of base salary for 2000. As discussed above, based on the Company's financial and operational performance in 2000 and current liquidity constraints, Mr. Thompson did not receive a bonus for 2000 or an increase in salary for 2001. The Committee approved a grant of 75,000 options to Mr. Thompson in 2000 with an exercise price of $12.25 per share, which options vest as described above.

     In 1999, Mr. Thompson was awarded 100,000 performance shares under a Performance Share Agreement as described above. Under this agreement, Mr. Thompson's bonus for 2000 was based on the amount, if any, by which the average closing sales price of the Company's common stock for the month of March 2000 exceeded $30. Based on the stock price at the measuring date in 2000, Mr. D.W. Thompson was not entitled to receive any bonus in 2000 under his Performance Share Agreement, in accordance with its terms. Bonuses earned pursuant to this agreement will be paid into the Chief Executive Officer's account under Orbital's deferred compensation plan, with 50% of the amount vesting immediately and the remainder vesting one year later.

     The foregoing report has been furnished by the Human Resources and Nominating Committee members:

Lt. Gen. Kelly H. Burke, Chairman  Mr. Fred C. Alcorn
Mr. Bruce W. Ferguson              Mr. Douglas S. Luke

                       AUDIT AND FINANCE COMMITTEE REPORT

     The Audit and Finance Committee (the "Audit Committee") is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is comprised of four directors, each of whom meets the independence and experience requirements of the New York Stock Exchange listing rules. The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for fiscal year ended December 31, 2000 with the Company's management, and also has discussed with PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received both the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers that firm's independence.

     Based on the Audit Committee's discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on April 16, 2001.

     The foregoing report has been furnished by the Audit and Finance Committee members:

Mr. Daniel J. Fink, Chairman       Mr. Frank L. Salizonni
Mr. Douglas S. Luke                Dr. Harrison H. Schmitt

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph compares the yearly cumulative total return on the Company's common stock against the cumulative total return on the Nasdaq Stock Market Index of U.S. Companies and the Dow Jones

Aerospace/Defense Index for the five-year period commencing on December 31, 1995 and ending on December 31, 2000.

                                                    NASDAQ US COMPANY               DOW JONES               ORBITAL SCIENCES
                                                          INDEX              AEROSPACE/DEFENSE INDEX           CORPORATION
                                                    -----------------        -----------------------        ----------------
December 1996                                           $123.03                     $125.35                     $135.29
December 1997                                           $150.68                     $131.33                     $233.33
December 1998                                           $212.46                     $122.14                     $345.10
December 1999                                           $394.82                     $105.84                     $145.59
December 2000                                           $237.37                     $142.73                     $ 32.35

* Assumes that the value of the investment in Orbital common stock, the Nasdaq Stock Market Index of U.S. Companies and the Dow Jones Aerospace/Defense Index was $100 on December 31, 1995. It should be noted that the Company has not declared any dividends on its common stock.

INDEMNIFICATION AGREEMENTS

     The Company has entered into substantially identical indemnification agreements with each of its directors, the Named Officers and with certain other officers and senior managers. The agreements provide that the Company shall, to the full extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each indemnitee against all loss and expense incurred by the indemnitee because he or she was, is or is threatened to be made a party to any completed, pending or threatened action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the Company or any of its affiliates, or because the Company has a right to judgment in its favor because of his or her position with the Company or any of its affiliates. The indemnitee will be indemnified so long as he or she acted in good faith and in a manner reasonably believed by him or her to be in or not opposed to the Company's best interest. The agreements further provide that the indemnification thereunder is not exclusive of any other rights the indemnitee may have under the Company's Restated Certificate of Incorporation, By-Laws or any agreement or vote of stockholders and that the Restated Certificate of Incorporation or By-Laws may not be amended to affect adversely the rights of the indemnitee.

     The Company also has insurance to indemnify its directors and officers against certain liabilities, for which the Company paid approximately $734,000 in premiums in 2000.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has entered into executive employment agreements with the Company's executive officers, including each of the Named Officers who are currently employed by the Company. These agreements become effective in the event of a "change of control," as defined in the agreements, of the Company, and no officer currently receives compensation under these agreements. Upon a "change of control," each officer whose employment is terminated by the Company other than for disability or "cause," as defined in the agreements, or who terminates his or her employment for "good reason," as defined in the agreements, within 24 months following such "change of control," would receive a lump sum equal to two times the sum of his or her annual base salary plus an amount equal to any bonus paid in the previous year. In addition, all retirement benefits would vest, all insurance benefits would continue for 24 months and all Company stock options would be repurchased by the Company at the difference between the highest price paid in the "change of control" transaction for shares of stock of the same class or series and the exercise price of the stock option.

     Mr. Strain also has an agreement with the Company pursuant to which he is guaranteed a $344,250 bonus in 2001, to be paid (a) upon the earlier of the closing of certain transactions or December 31, 2001, or (b) in the event his employment is terminated prior to January 9, 2002 other than for "cause," as defined in the agreement, or if he terminates his employment for "good reason," as defined in the agreement, other than in connection with a "change of control," in which case, his severance is governed by his "change of control" agreement as described above.

     In connection with Mr. Pirone's resignation in July 2000 as Executive Vice President and Chief Financial Officer, Mr. Pirone received a lump sump payment of $731,000 in August 2000, and a $75,000 bonus in connection with the sale of Orbital's Fairchild Defense division in October 2000. In addition, his loan under the executive stock purchase plan described above was forgiven, and certain of Mr. Pirone's stock options were cancelled, with the remaining options becoming vested immediately and remaining exercisable until July 2002.

RELATED TRANSACTIONS

     Halprin, Temple, Goodman & Maher, a law firm in which the spouse of one of the Company's directors, Ms. Obuchowski, is a partner, has, since 1989, provided the Company, ORBIMAGE and ORBCOMM with legal services in connection with licensing and regulatory matters involving the Federal Communications Commission. Ms. Obuchowski also is employed as counsel by the firm.

     In September 1999, Mr. Ferguson, a director of the Company, exercised his right under the Orbital Communications Corporation ("OCC") 1992 Stock Option Plan (the "OCC Option Plan"), to cause OCC to repurchase 7,500 shares of the 32,500 shares of OCC common stock that Mr. Ferguson had acquired upon exercise of options. OCC is a majority owned subsidiary of Orbital and was a limited partner in ORBCOMM in 2000. At that time, OCC tendered to Mr. Ferguson $163,762.50 in cash and a promissory note for $163,762.50 for the repurchase of Mr. Ferguson's OCC shares. The note bears an annual interest rate of 5.35% and was due in September 2000. OCC has not repaid the loan.

                           OWNERSHIP OF COMMON STOCK

     The table below sets forth certain information regarding Orbital's stock-based holdings as of March 1, 2001 by (1) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (2) each director of the Company and each Named Officer, and (3) all executive officers and directors as a group. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns. Each of the individuals listed below owns less than 1% of the outstanding shares and voting power of Common Stock.

                                                                                             PERCENT OF
                                                                 SHARES      TOTAL SHARES      SHARES
                                                              BENEFICIALLY   AND OPTIONS    BENEFICIALLY
                      NAME AND ADDRESS                          OWNED(a)       OWNED(b)        OWNED
                      ----------------                        ------------   ------------   ------------
Wallace R. Weitz & Company..................................   4,556,500      4,556,500         12.1%
  1125 S. 103rd Street, Suite 600
  Omaha, NE 68124(c)
FMR Corporation.............................................   3,650,000      3,650,000          9.7%
  82 Devonshire Street
  Boston, MA 02109(c)
Lord, Abbett & Co...........................................   3,220,025      3,220,025          8.5%
  90 Hudson Street
  New Jersey City, NY 07302(c)
Schneider Capital Management Corporation....................   1,988,400      1,988,400          5.3%
  460 E. Swedesford Road, Suite 1080
  Wayne, PA 19087(c)
Fred C. Alcorn..............................................      58,755         61,755            *
Kelly H. Burke..............................................      53,712         56,712            *
Bruce W. Ferguson(d)........................................     110,412        113,412            *
Daniel J. Fink(e)...........................................      43,458         46,458            *
Lennard A. Fisk.............................................      27,132         30,132            *
Michael D. Griffin..........................................      73,936         93,936            *
Jack L. Kerrebrock..........................................      39,012         42,012            *
Robert R. Lovell............................................     110,767        110,767            *
Douglas S. Luke.............................................      28,573         31,573            *
Janice I. Obuchowski........................................      18,629         21,629            *
Garrett E. Pierce...........................................       2,100        352,100            *
Jeffrey V. Pirone...........................................     190,500        190,500            *
Frank L. Salizzoni..........................................      18,442         21,442            *
Harrison H. Schmitt.........................................      24,652         27,652            *
Leslie C. Seeman............................................     134,601        169,600            *
Robert D. Strain............................................     119,334        154,333            *
David W. Thompson(d)........................................     419,959        632,459            *
James R. Thompson(d)(e).....................................     247,388        300,721            *

                                                                                             PERCENT OF
                                                                 SHARES      TOTAL SHARES      SHARES
                                                              BENEFICIALLY   AND OPTIONS    BENEFICIALLY
                      NAME AND ADDRESS                          OWNED(a)       OWNED(b)        OWNED
                      ----------------                        ------------   ------------   ------------
Scott L. Webster............................................     266,850        266,850            *
Officers and Directors as a Group (20 persons)..............   2,108,954      2,944,784          5.6%

---------------
 *  Less than 1%.

(a) Includes shares issuable upon exercise of currently vested stock options or options that will vest within 60 days of March 1, 2001, in the following amounts: Fred C. Alcorn, 23,000 shares; Kelly H. Burke, 19,000 shares; Bruce
    W. Ferguson, 58,000 shares; Daniel J. Fink, 23,000 shares; Lennard A. Fisk, 19,000 shares; Michael D. Griffin, 68,336 shares; Jack L. Kerrebrock, 23,000 shares; Robert R. Lovell, 105,667 shares; Douglas S. Luke, 23,000 shares; Janice I. Obuchowski, 12,000 shares; Jeffrey V. Pirone, 189,000 shares; Frank L. Salizzoni, 12,000 shares; Harrison H. Schmitt, 16,000 shares; Leslie C. Seeman, 134,001 shares; Robert D. Strain, 113,334 shares; David W. Thompson, 362,500 shares; James R. Thompson, 216,087 shares; Scott L. Webster, 158,000 shares; and all officers and directors as a group, 1,963,657 shares.

(b) Total Orbital stock-based holdings, including shares beneficially owned and reported on this table and stock options that will not become exercisable within 60 days of March 1, 2001.

(c) Beneficial ownership of Wallace R. Weitz & Company ("Weitz & Co."), FMR Corporation and Schneider Capital Management Corporation is as of December 31, 2000; beneficial ownership of Lord, Abbett & Co. is as of January 12, 2001, in each case as based on a Schedule 13G filed by each of them with the SEC. Weitz & Co. has shared voting and dispositive power with Wallace R. Weitz.

(d) Excludes 12,580 shares of Common Stock owned by Mr. Ferguson's wife, 23,000 shares of Common Stock owned by Mr. D.W. Thompson's wife, and 1,385 shares of common stock owned by Mr. J.R. Thompson's wife. Messrs. Ferguson, D.W. Thompson and J.R. Thompson disclaim beneficial ownership of such shares.

(e) Includes 2,000 shares of common stock with respect to which Mr. Fink shares voting and investment power with his wife, 200 shares of common stock with respect to which Mr. Pirone exercises voting and investment power on behalf of his dependent children, and 16,374 shares of common stock with respect to which Mr. J.R. Thompson exercises voting and investment power on behalf of a trust.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act requires Orbital's executive officers and directors, and persons who beneficially own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Forms 3, 4 and 5 they file. Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons, the Company believes that, except as specified below, all its executive officers and directors complied with the filing requirements applicable to them with respect to transactions during fiscal year 2000. Mr. Strain's August 2000 purchase of common stock was reported late on a Form 4 in October 2000. The awards of performance shares to Messrs. D.W. Thompson, J.R. Thompson and Pirone in 1999 were reported late on amended Form 4, in February 2001.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers as the Company's independent auditors for the fiscal year ending December 31, 2001. PricewaterhouseCoopers has served as the Company's independent auditors since 1999. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and make a statement if they so desire.

     For services rendered during or in connection with the Company's fiscal year ending December 31, 2000, the Company has received, or expects to receive, invoices from PricewaterhouseCoopers for the following fees:

Audit Fees                         $850,000
All Other Fees                     $659,000*

     -------------------------
     * Includes $412,000 billed by PricewaterhouseCoopers directly to Orbital's Canadian subsidiary, MDA, pursuant to their stand-alone engagement arrangement.

     The Audit and Finance Committee takes into consideration all other fees charged by the independent auditors (other than those fees relating to MDA's direct engagement with such auditors) in its assessment of PricewaterhouseCoopers' independence.

                 STOCKHOLDER PROPOSALS FOR 2002 PROXY STATEMENT

     Stockholder proposals that are intended to be included in the proxy statement and related proxy materials for the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than December 19, 2001 at its principal office, 21700 Atlantic Boulevard, Dulles, Virginia 20166,
Attention: Corporate Secretary.

     In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal by March 4, 2002.

                                 OTHER MATTERS

     Management has no knowledge of any other matter that may come before the Annual Meeting and does not, itself, currently intend to present any such other matter. However, if any such other matter properly comes before the meeting or any adjournments thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. Proxies may be solicited without extra compensation by certain directors, officers and regular employees of the Company by mail, telephone or personally. In addition, the Company has retained D.F. King & Co. ("D.F. King") to solicit proxies by personal interview, mail, telephone and telegram and to request brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of Common Stock. The Company will pay D.F. King a fee not to exceed $3,500 covering its services and, in addition, will reimburse D.F. King for expenses and payments made for the Company's account to brokers and other nominees for their expenses in forwarding soliciting material.

     Stockholders are urged to send their proxies without delay. Your cooperation is appreciated.

                                                                      APPENDIX A

                          AUDIT AND FINANCE COMMITTEE

                                    CHARTER

                            ------------------------

I.  PURPOSE

     The primary purpose of the Audit and Finance Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibility by reviewing the financial reports and other financial information of the Company, the Company's systems of internal controls regarding finance, accounting and compliance that management and the Board have established, and the Company's auditing, accounting and financial reporting processes generally.

II.  COMPOSITION

     The Committee shall be comprised of three or more directors as determined and appointed by the Board, each of whom shall meet the independence and experience requirements of the New York Stock Exchange.

     The Audit and Finance Committee shall make regular reports to the Board.

III.  RESPONSIBILITIES AND DUTIES

     In meeting its responsibilities, the Committee shall:

      1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

      2. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

      3. Review, by the Committee or by its chairman, with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's quarterly reports on Form 10-Q.

      4. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      5. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board, approve the compensation of the independent auditor, review the performance of the independent auditor, and, if so determined by the Committee, recommend that the Board replace the independent auditor.

      6. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

      7. Discuss with the independent auditor the matters relating to the conduct of its audit as required by Statement on Auditing Standards No. 61.

      8. Meet with the independent auditor to review the planning and staffing of the annual audit.

      9. Obtain from the independent auditor assurance that it will inform the Company's management concerning any information coming to the auditor's attention indicating that an illegal act has or may have occurred, and assure that such information has been conveyed, as appropriate, to the Committee.

     10. Following completion of the annual audit, review separately with each of management, the independent auditor and the internal auditor any problems or difficulties encountered during the course of the audit, including any restriction on the scope of work or access to required information.

     11. Review any significant disagreements among management, the independent auditor or the internal auditor in connection with the preparation of the financial statements.

     12. Review the appointment and replacement of the senior internal auditor.

     13. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     14. In consultation with the independent auditor and the internal auditor, review the integrity of the Company's financial reporting processes. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditor or management.

     15. Maintain independent communication and exchange of information and meet, as appropriate, with the chief financial officer, the internal auditor and the independent auditor in separate sessions.

     16. Review with the Company's counsel legal compliance matters and matters that could have significant impact on the Company's financial statements, and review with management compliance with the Company's Standards of Conduct.

     17. Investigate any matter brought to the Committee's attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     18. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit and Finance Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Standards of Conduct.

                          ORBITAL SCIENCES CORPORATION

             Proxy for Annual Meeting of Stockholders - May 18, 2001



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned appoints David W. Thompson and Leslie C. Seeman and each of them as proxies, with power of substitution and re-substitution to each, to vote at the annual meeting of stockholders of Orbital Sciences Corporation (the "Company") to be held at the Company's headquarters, 21700 Atlantic Boulevard, Dulles, Virginia 20166 on , 2001 at 9:00 a.m. and at any adjournments thereof, all shares of stock of the Company that the undersigned would be entitled to vote if personally present. A majority of said proxies or their substitutes or re-substitutes or any one if only one is present and acting, shall have all the powers of all said proxies. The undersigned instructs said proxies, or their substitutes or re-substitutes, to vote in such manner as they may determine on any matters that may properly come before the meeting as indicated in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and to vote as specified by the undersigned on the reverse side.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ITEM SET FORTH BELOW.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.


1.       To elect five Directors, each to serve for a three-year term ending in 2004.

         Nominees:    Fred C. Alcorn, Lennard A. Fisk, Jack L. Kerrebrock, Garrett E. Pierce, David W. Thompson

         [ ]  FOR ALL                         [ ]  WITHHOLD ALL

                  --------------------------------------------
         [ ]  FOR  ALL  NOMINEES  EXCEPT  AS  NOTED  ABOVE
         (Instruction:  To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) above.

 ....................................................................................................

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the
United States.


Dated:  _________________________, 2001


___________________________________                                    For Inspector of
Signature                                                              Elections' Use Only


-----------------------------------                                    --------------------
Name (please print)                                                    Number of Shares



Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have an authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.